                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY


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                                CREDIT AGREEMENT

                                 BY AND BETWEEN

                        PRESTOLITE ELECTRIC INCORPORATED

                                       AND

                                  COMERICA BANK

                          DATED AS OF OCTOBER 31, 2001



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




                                CREDIT AGREEMENT



         THIS CREDIT AGREEMENT, made as of the 31st day of October, 2001, by and between PRESTOLITE ELECTRIC INCORPORATED, a Delaware corporation, of Ann Arbor, Michigan (herein called "Company"), and COMERICA BANK, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");


RECITALS:

         A. Company and Bank are parties to the Letter Loan Agreement dated as of December 26, 2000 ("Prior Credit Agreement").

         B. Company has requested Bank to amend certain provisions of the Prior Credit Agreement and increase the credit provided thereunder.

         C. Company and Bank wish to amend and restate the Prior Credit Agreement on the terms and conditions provided herein.

         NOW, THEREFORE, Bank and Company agree that the Prior Credit Agreement is amended and restated in its entirety as follows:

         1. DEFINITIONS


         For the purposes of this Agreement the following capitalized terms will have the following meanings:

         "Account" shall have the meaning assigned to it in the Michigan Uniform Commercial Code on the date of this Agreement.

         "Account Debtor" shall mean the party who is obligated on or under any Account.

         "Advance" shall mean a borrowing requested by Company and made by Bank under Section 2 of this Agreement, including any refunding or conversions of such borrowings pursuant to Section 6.3 hereof, and shall include a Eurodollar-based Advance and a Prime-based Advance.

         "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Unless otherwise specified to the contrary herein, or the context requires otherwise, Affiliate shall refer to the Company's Affiliates.

         "Alternate Base Rate" shall mean for any day a rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) equal to the Federal Funds Effective Rate in effect on such day plus one percent (1%).

         "Applicable Commitment Fee Percentage" shall mean as of the date of determination thereof, the following per annum rate:




                          If Funded Debt Ratio ("x") is:             The Applicable Commitment Fee Percentage is:
                  ------------------------------------------------ -------------------------------------------------

                  x > 5.5                                                               .625%
                  ------------------------------------------------ -------------------------------------------------

                  5< x < 5.5                                                             .50%
                       -
                  ------------------------------------------------ -------------------------------------------------

                  4.5 < x < 5                                                           .375%
                          -
                  ------------------------------------------------ -------------------------------------------------

                  x < 4.5                                                                .25%
                    -
                  ------------------------------------------------ -------------------------------------------------

         "Applicable Eurodollar Margin" shall mean, as of any date of determination thereof, the following Margins:


                  If Funded Debt Ratio ("x")
                              is:                              The Applicable Eurodollar Margin is:
                                               ---------------------------------------------------------------------
                                                                                              Non-Margin
                                                    Margin Reduction Period                Reduction Period
                  ---------------------------- ----------------------------------- ---------------------------------

                  x > 5.5                                    3.25%                              3.50%
                  ---------------------------- ----------------------------------- ---------------------------------

                  5< x < 5.5                                  3.0%                              3.25%
                       -
                  ---------------------------- ----------------------------------- ---------------------------------

                  4.5 < x < 5                                2.75%                               3.0%
                          -
                  ---------------------------- ----------------------------------- ---------------------------------

                  x < 4.5                                    2.50%                              2.75%
                    -
                  ---------------------------- ----------------------------------- ---------------------------------

         "Applicable Interest Rate" shall mean the Eurodollar-based Rate or the Prime-based Rate, as selected by Company from time to time subject to the terms and conditions of this Agreement.

         "Applicable Margin" shall mean the Applicable Eurodollar Margin or the Applicable Prime-based Margin, as applicable.

         "Applicable Prime-based Margin" shall mean as of any date of determination thereof, the following margins:

                  If Funded Debt Ratio ("x")
                              is:                             The Applicable Prime-based Margin is:
                                               ---------------------------------------------------------------------
                                                                                              Non-Margin
                                                    Margin Reduction Period                Reduction Period
                  ---------------------------- ----------------------------------- ---------------------------------

                  x > 5.5                                     .50%                               .75%
                  ---------------------------- ----------------------------------- ---------------------------------

                  5< x < 5.5                                  .25%                               .50%
                       -
                  ---------------------------- ----------------------------------- ---------------------------------

                  4.5 < x < 5                                  0                                 .25%
                          -
                  ---------------------------- ----------------------------------- ---------------------------------

                  x < 4.5                                      0                                  0
                    -
                  ---------------------------- ----------------------------------- ---------------------------------

         "Approved Account Debtors" shall mean Ford Motor Company, General Motors Corporation, Chrysler Corporation, Freightliner Corporation, Caterpillar Corporation, Cummins Corporation, Western Star Corporation, Navistar Corporation, or Thermo King Corporation, or any subsidiary thereof, or any other Person approved in writing by Bank in its sole discretion.

         "Borrowing Base" shall mean as of any date of determination, (i) at all times other than during a Margin Reduction Period the sum of (a) 80% of Eligible Accounts plus (b) the lesser of 30% of Eligible Inventory or $4,500,000, and
(ii) during any Margin Reduction Period, 80% of Eligible Accounts.

         "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London and New York.

         "Capital Expenditure" shall mean any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

         "Collateral Documents" shall mean the Security Agreement and any other document or instrument of security executed and delivered by Company or any Domestic Subsidiary after the date hereof.

         "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with GAAP. Unless otherwise indicated herein, "Consolidated" shall mean the consolidated accounts of PEI and its Subsidiaries.

         "Consolidated Capitalization" shall mean, as of any date of determination, the sum of Consolidated Tangible Net Worth plus the principal balance of the Senior Debt.

         "Consolidated Income Taxes" shall mean for any period the aggregate amount of taxes based on income or profits for such period of the operations of PEI and its Subsidiaries determined in accordance with GAAP (to the extent such income and profits were included in computing Consolidated Net Income).

         "Consolidated Interest Expense" shall mean for any period the aggregate gross interest expense (excluding amortization of original issue discount and non-cash interest expense and including the interest component of capitalized lease obligations) of PEI and its Subsidiaries for such period as determined in accordance with GAAP (to the extent such interest expense was included in computing Consolidated Net Income).

         "Consolidated Net Income" shall mean the net income (or loss) of PEI and its Subsidiaries for any period determined in accordance with GAAP but excluding in any event any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses.

          "Default" shall mean any event or omission which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

         "Domestic Subsidiary" shall mean any Subsidiary of PEI that is incorporated under the laws of any state of the United States of America. For purposes of this Agreement, 756780 Ontario Limited shall be deemed to be a Domestic Subsidiary.

         "EBITDA" shall mean for any period the sum of Consolidated Net Income for such period plus Consolidated Income Taxes, Consolidated Interest Expense and Consolidated depreciation, amortization and other non-cash charges for such period, plus the following charges to the extent they were taken during such period: (a) severance charges incurred in 2001, (b) special charges associated with actual or anticipated debt losses in Argentina incurred in 2001, (c) charges related to the Thermadyne and/or AMETEK transactions incurred in

2001, and (d) any write-down associated with the sale of the manufacturing facilities located in Decatur, Georgia, and San Lorenzo, Argentina; provided, however, that the aggregate of all charges described in sub-sections (a) through
(c), shall not exceed $4,000,000.

         "Eligible Account" shall mean an Account (but shall not include interest and service charges) arising in the ordinary course of Company's business which meets each of the following requirements:

         (a) it is not owing more than sixty (60) days after the due date of the original invoice or other writing evidencing such Account;

         (b) it is not owing by an Account Debtor (other than an Approved Account Debtor) who has failed to pay twenty-five percent (25%) or more of the aggregate amount of its Accounts owing to Company within sixty (60) days after the due date of the respective invoices or other writings evidencing such Accounts (provided, however, that this sub-section (b) shall apply only during the continuance of an Event of Default);

         (c) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account; or it arises from services rendered and such services have been performed;

         (d) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such Account Debtor or some other evidence of billing acceptable to Bank;

         (e) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper;

         (f) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or as to any portion greater than 25% of such Account (provided, however, that any offset asserted by such Account Debtor [up to 25% of the amount of such Account] shall decrease the amount of such Eligible Account by the amount of such claimed offset);

         (g) it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Bank;

         (h) it is not owing by a subsidiary or affiliate of Company nor by an Account Debtor which (i) does not maintain its chief executive office in the United States of America or is not described in sub-section (ii) of this Section (h), (ii) is not organized under the laws of the United States of America, or any state thereof (unless the Account Debtor is an Approved Account Debtor, or unless the Account is covered by FCIA insurance or a letter of credit issued by a bank which is acceptable to Bank in the exercise of its sole discretion), or
                  (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof;

         (i) it is not an Account owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Bank's security interest in such Account (provided, however, that this sub-section (i) shall apply only during the continuance of a Default or Event of Default);

         (j) it is not owing by an Account Debtor for which Company has received a notice of (i) the death of the Account Debtor or any partner of the Account Debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the Account Debtor, (iii) the appointment of a receiver for any part of the property of the Account Debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Account Debtor;

         (k) it is not an account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a date more than ninety (90) days after the invoice date in accordance with its terms, subject to a retainage or holdback by the Account Debtor or insured by a surety company; and

         (l) it is not owing by any Account Debtor whose obligations Bank, acting in its sole discretion, shall have notified Company are not deemed to constitute Eligible Accounts.

         (m) it is not a "core receivable", as currently identified on Company's books and records.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

         "Eligible Inventory" shall be valued at the lesser of cost or present market value in accordance with GAAP, on a first in/first out basis, and shall mean all of Company's

Inventory which is in good and merchantable condition, is not obsolete or discontinued, and which would properly be classified as "raw materials", "work in process" or as "finished goods inventory" under GAAP, excluding (a) cores, consigned goods, inventory located outside the United States of America, (b) Inventory covered by or subject to a seller's right to repurchase, or any consensual or nonconsensual lien or security interest (including without limitation purchase money security interests) other than in favor of Bank, whether senior or junior to Bank's security interest, and (c) Inventory that Bank, acting in its reasonable discretion, after having notified Company, excludes.

         Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

         "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of any nature, any hazardous or other toxic substances of any nature, whether liquid, solid and/or gaseous, including smoke, vapor, fumes, soot, acids, alkalis, chemicals, wastes, by-products, and recycled materials. These Environmental Laws shall include but not be limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act of 1986, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect and local health department ordinances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

         "Eurodollar-based Advance" shall mean an Advance which bears interest at the Eurodollar-based Rate.

         "Eurodollar-based Rate" shall mean a per annum interest rate which is equal to the sum of the Applicable Eurodollar Margin plus the quotient of:

         (a) the per annum interest rate at which Bank's Eurodollar Lending Office is offered deposits by other prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar-based Advance and for a period equal to the relevant Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Interest Period; divided by

         (b) a percentage equal to 100% minus the maximum rate on such date at which Bank is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category;

all as conclusively determined by Bank, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

         "Eurodollar Lending Office" shall mean Bank's office located at Grand Cayman, British West Indies or such other branch of Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by notice to Company.

         "Event of Default" shall mean any of the Events of Default specified in
Section 13.1 and 13.2 hereof.

         "Facility Reserve" shall mean, as of any date, the principal balance due to Bank under the $3,500,000 master Revolving Note dated December 26, 2000, and the undrawn amount of all related letters of credit.

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized standing selected by it.

         "Fixed Charge Coverage Ratio" shall mean as of any date of determination, a ratio, the numerator of which is EBITDA for the four fiscal quarters then ended and the denominator of which is the sum of all principal payments paid or payable during such period with respect to any indebtedness (including capital leases) of PEI and its Subsidiaries, plus Consolidated Interest Expense for such period.

         "Funded Debt" shall mean, as of any date of determination, all indebtedness of PEI and its Subsidiaries for borrowed money or on account of capitalized lease obligations as of such date, as determined in accordance with GAAP, but excluding Company's indebtedness incurred in connection with the closing of the MOSAL Transaction.

         "Funded Debt Ratio" shall mean, as of any date of determination thereof, a ratio, the numerator of which shall be Funded Debt as of such date and the denominator of which shall be EBITDA for the four fiscal quarters then ended.

         "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied, as in effect on the date of this Agreement.

         "Guaranty" shall mean the unconditional guaranty of the Indebtedness dated October 25, 1994, executed and delivered by PEI to the Bank.

         "Indebtedness" shall mean all loans, advances, fees, indebtedness, obligations and liabilities of Company to Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of Company to Bank arising under or in connection with this Agreement, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

         "Interest Period" shall mean a period of one (1), two (2), or three (3) months, as selected by Company pursuant to the provisions of this Agreement, commencing on the day a Eurodollar-based Advance is made, or on the effective date of an election of the Eurodollar-based Rate made under Section 6.

         "Inventory" shall have the meaning assigned to it in the Michigan Uniform Commercial Code on the date of this Agreement.

         "Letter(s) of Credit" shall mean any standby and commercial letters of credit issued by Bank for the account of Company pursuant to Section 2.7 hereof.

         "Letter of Credit Reserve" shall mean, as of any applicable date of determination, an amount equal to the aggregate undrawn amount of all Letters of Credit minus all cash collateral held by Bank as security for Letters of Credit.

         "Loan Documents" shall mean collectively, this Agreement, the Note, the Security Agreement, the Letters of Credit, and any other instruments or agreements executed at any time pursuant to or in connection with any such documents.

         "Margin Reduction Period" is defined in Section 3.1(c).

         "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on (a) the business, operations, property, or financial condition of such Person, or (b) the ability of such Person to perform its obligations under the Loan Documents.

         "MOSAL Transaction" shall mean the purchase by Company, through its Argentinian Subsidiary Prestolite Indiel Argentina S.A., of all of the stock of Moteres de San Luis S.A. ("MOSAL"), in order to obtain certain tax benefits held by MOSAL. If consummated, under the MOSAL Transaction, Company will pay to the current owners of MOSAL (a) up to

$500,000 cash at closing, (b) up to $3,500,000 on a deferred basis pursuant to a mutually agreed payment schedule, and (c) interest on the deferred amount of not more than 12% per annum.

         "Offering Circular" shall mean the Confidential Offering Circular dated January 16, 1998, relating to the Senior Debt.

         "PEI" shall mean Prestolite Electric Holding, Inc., a Delaware corporation.

         "Pension Plans" shall mean all pension plans of Company or any Domestic Subsidiary which are subject to ERISA.

         "Permitted Liens" shall mean with respect to any Person:

                           (a) liens for taxes not yet due and payable or which
are being contested in good faith by appropriate proceedings diligently pursued, provided that provision for the payment of all such taxes has been made on the books of such Person as may be required by GAAP;

                           (b) mechanics', materialmen's, banker's, carriers',
warehousemen's and similar liens and encumbrances arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest
(i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP;

                           (c) liens arising in connection with worker's
compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended; and (ii) such provision for the payment of such liens has been made on the books of such Person as may be required by GAAP;

                           (d) (i) liens incurred in the ordinary course of
business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by GAAP;

                           (e) minor survey exceptions or minor encumbrances,
easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not materially interfere with the business of such Person; and

                           (f) liens described in attached Schedule 11.7.

         "Permitted Prepayments" shall mean (a) prepayments made while no Default or Event of Default has occurred and is then continuing (either before or after giving effect thereto) at any time that an asset distribution permitted by Section 11.2, or as to which Bank has otherwise consented, requires a mandatory prepayment of the Senior Debt and (b) prepayments of debt permitted by
Section 11.4(d) made while no Default or Event of Default has occurred and is then continuing.

         "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         "Prestolite China" shall mean Prestolite Electric (Beijing) Limited.

         "Prime Rate" shall mean the per annum interest rate established by Bank as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

         "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

         "Prime-based Rate" shall mean for any day a per annum interest rate which is equal to the greater of (i) the Prime Rate plus the Applicable Prime-based Margin, and (ii) the Alternate Base Rate.

         "Request for Advance" shall mean a Request for Advance issued by Company under this Agreement in the form annexed to this Agreement as Exhibit "B".

         "Revolving Credit" shall mean the revolving credit facility provided by Bank to Company under Section 2 of this Agreement.

         "Revolving Credit Maturity Date" shall mean July 31, 2003.

         "Revolving Credit Note" shall mean the Note described in Section 2.1 hereof made by Company to Bank in the form annexed to this Agreement as Exhibit "A".

         "Senior Debt" shall mean the indebtedness of Company evidenced by the Senior Notes.

         "Security Agreement" shall mean the Security Agreement (Accounts, Chattel Paper, and Inventory) dated October 25, 1994, executed and delivered by Company to Bank.

         "Senior Debt Documents" shall mean the Senior Notes, the Senior Debt Indenture, and all other documents and agreements to evidence the Senior Debt, as the same may be amended from time to time (subject to the terms of this Agreement), and any and all other documents executed in exchange therefor or replacement or renewal thereof.

         "Senior Debt Indenture" shall mean the Indenture relating to the Senior Notes.

         "Senior Notes" shall mean the 9-_% Senior Notes of Company due February 1, 2008 in the original principal amount of $125,000,000, and the notes of Company issued in exchange therefor pursuant to the Registration Rights Agreement entered into in connection with the Senior Debt Documents.

         "Subsidiary(ies)" shall mean any corporation, association, joint stock company, business trust, limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to PEI's Subsidiary(ies) but shall not include Prestolite Electric (Beijing) Limited.

         2. THE INDEBTEDNESS: REVOLVING CREDIT

         2.1 Bank agrees to make Advances to Company at any time and from time to time from the effective date hereof until the Revolving Credit Maturity Date, not to exceed Ten Million Dollars ($10,000,000) in aggregate principal amount at any one time outstanding. Advances under this Section 2 shall be evidenced by the Revolving Credit Note under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

         2.2 The Revolving Credit Note shall mature on the Revolving Credit Maturity Date and each Advance from time to time outstanding thereunder shall bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Bank's records, which records will be presumed correct absent manifest error. The Applicable Margins shall initially be 3.25% for Eurodollar-based Advances and

 .50% for Prime-based Advances. Adjustments to the Applicable Margin based on the Funded Debt Ratio shall be implemented as follows:

                  (a) Such Applicable Margin adjustments shall be given prospective effect only on a semi-annual basis, effective (i) on the first Business Day of the month following delivery of Company's annual financial statements and compliance certificate and (ii) on the first Business Day of the month following delivery of Company's quarterly financial statements and compliance certificate for the second fiscal quarter as to any Prime-based Advance, and as to any Eurodollar-based Advance, effective upon the expiration of the applicable Interest Period(s), if any, in effect on the first Business Day of the month following the date of delivery of such financial statements and compliance certificate, as the case may be, establishing applicability of the appropriate adjustments, with no retroactivity or claw-back (provided, however, that if Company fails to timely deliver such financial statements and compliance certificate, the Applicable Margins shall be 3.25% or 3.50%, as applicable, for Eurodollar-based Advances and 0.50% or .75%, as applicable, for Prime-based Advances for the number of days such financial statements and certificate were not delivered within the applicable time period specified in Section 11.1, commencing on the first Business Day after the latest due date for such financial statements and certificate and continuing until the first Business Day after delivery of such financial statements and certificate;

                  (b) An adjustment hereunder, after becoming effective, shall remain in effect only through the end of the applicable Interest Period(s) in effect on the delivery of subsequent financial statements and certificates, as aforesaid, demonstrating any change in such Funded Debt Ratio or the occurrence of any event which under the terms hereof causes such adjustment no longer to be applicable; and any such subsequent adjustment or no adjustment, as the case may be, shall apply (and said pricing shall thereby be adjusted up or down, as applicable), effective with the commencement of the Interest Period immediately following such change or event; and

                  (c)      Such Applicable Margin adjustments under this Section
                           2.2 shall be made irrespective of, and in addition to, any other interest rate adjustments hereunder.

         2.3 Company may request an Advance under this Section 2 upon the delivery to Bank of a Request for Advance executed by an authorized officer of Company, subject to the following:

         (a) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "B";

         (b) each such Request for Advance shall be delivered to Bank by 11:00 a.m. (Detroit, Michigan time) on the day of the proposed date of Advance;

         (c) the principal amount of such Advance, plus the amount of any outstanding indebtedness to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be, in the case of a Eurodollar-based Advance, at least $250,000 or any larger amount in $100,000 increments; and

         (d) a Request for Advance, once delivered to Bank, shall not be revocable by Company after Bank has funded or committed in accordance with Bank's internal procedures to fund the applicable Advance.

         Bank may, at its option, lend under this Section 2 upon Company's telephone or facsimile request upon execution by Company of a Borrower's Telephone and Facsimile Authorization in the form of Exhibit "E" attached hereto.

         2.4 The aggregate principal amount at any one time outstanding under the Revolving Credit Note plus the Letter of Credit Reserve and the Facility Reserve shall never exceed the Borrowing Base. Company shall immediately make all payments necessary to comply with this provision.

         2.5 Letters of Credit and proceeds of Advances under the Revolving Credit Note shall be used solely for (a) general corporate and working capital purposes and (b) investments permitted by Section 11.6 hereof.

         2.6 Company shall pay to Bank a non-refundable revolving credit commitment fee on the daily average amount by which $10,000,000 exceeds the aggregate amount of Advances outstanding from time to time. The revolving credit commitment fee shall initially be .50% equal to the amount of such excess times the Applicable Commitment Fee Percentage computed on a daily basis. The revolving credit commitment fee shall be payable quarterly in arrears on the first day of each January, April, July and October, commencing January 1, 2002, and at the Revolving Credit Maturity Date, and shall be computed on the basis of a year of 360 days and assessed for the actual number of day elapsed. The revolving credit commitment fee shall initially be .50% per annum. Adjustments thereto shall be given prospective effect, effective on delivery of the financial statements and compliance certificate referred to in Section 2.2(a) establishing applicability of the appropriate adjustments, with no retroactivity or claw-back; provided, that if Company fails to timely deliver such financial certificate, the revolving credit commitment fee shall be .625% per annum for the number of days such financial statements and certificate was not timely delivered, commencing on the first day of such next fiscal quarter. For purposes of calculating the revolving credit commitment fee, the face amount of outstanding Letters of Credit shall be considered to be outstanding Advances.

         2.7 In addition to Advances under the Revolving Credit Note to be provided to Company by Bank under and pursuant to Section 2.1 of this Agreement, Bank further agrees to issue, or commit to issue, from time to time, standby Letters of Credit for the account of Company in aggregate undrawn amounts not to exceed Two Million Dollars ($2,000,000) at any one time outstanding; provided, however, that the sum of the aggregate amount of Advances outstanding under the Revolving Credit Note plus the Letter of Credit Reserve shall not exceed the lesser of Ten Million Dollars ($10,000,000) or the Borrowing Base at any time; provided further, that except as described in the following proviso, no Letter of Credit shall, by its terms, have an expiration date which extends beyond the earlier to occur of one year after issuance or the Revolving Credit Maturity Date; and provided further, that in the event any Letter of Credit has an expiration date later than the Revolving Credit Maturity Date, Company shall deliver to Bank on demand cash collateral in an amount equal to the maximum undrawn amount of such Letter of Credit. In addition to the terms and conditions of this Agreement, the issuance of any Letters of Credit shall also be subject to the terms and conditions of any letter of credit applications and agreements executed and delivered by Company to Bank with respect thereto. Company shall pay to Bank annually in advance a fee of two percent (2%) per annum of the amount of each Letter of Credit.

         3. MARGIN REDUCTION OPTION

         3.1 Margin Reduction Option. (a) From time to time and at any time during which no Default or Event of Default has occurred and is then continuing, Company may elect (the "Margin Reduction Option") to reduce the Applicable Prime-based Margin and the Applicable Eurodollar-based Margin by delivery to Bank of a notice in the form of Exhibit "C" attached hereto. From and after the delivery of such notice, and until such notice is revoked as provided in subsection (b), the "Applicable Prime-based Margin", the "Applicable Eurodollar Margin" and the "Borrowing Base" shall be as described in such definitions.

         (b) Company may revoke any effective exercise of the Margin Reduction Option by delivery to Bank of a notice in the form of Exhibit "D" attached hereto. From and after delivery of such notice, the "Applicable Prime-based Margin", the "Applicable Eurodollar Margin" and the "Borrowing Base" shall be as described in such definitions.

         (c) Company may exercise the Margin Reduction Option no more frequently than twice in any calendar year. Any period during which a Margin Reduction Option shall be in effect is referred to herein as a "Margin Reduction Period."

         4. [RESERVED]

         5. [RESERVED]

         6. INTEREST, INTEREST PERIODS, CONVERSIONS, PREPAYMENTS.

         6.1 Interest. Advances under the Revolving Credit Note shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding, at a rate per annum equal to the Prime-based Rate or the Eurodollar-based Rate, as the Company may elect subject to the provisions of this Agreement. With respect to Prime-based Advances, interest shall be payable monthly on the first day of each month, commencing on the first day of the month following the month during which such Advance is made, and at maturity. With respect to Eurodollar-based Advances, interest shall be payable on the last day of each Interest Period applicable thereto. Notwithstanding the foregoing, from and after the occurrence of any Event of Default, the Advances shall bear interest, payable on demand, at a rate per annum equal to: (i) in the case of Prime-based Advances, three percent (3%) above the Prime-based Rate; and (ii) in the case of a Eurodollar-based Advance, three percent (3%) above the rate which would otherwise be applicable under this Section 6.1 until the end of the then current Interest Period, at which time such Advance shall bear interest at the rate provided for in clause (i) of this Section 6.1. Interest on all Advances shall be calculated on the basis of a 360 day year for the actual number of days elapsed. The interest rate with respect to any Prime-based Advance shall change on the effective date of any change in the Prime-based Rate.

         6.2 Interest Periods. Each Interest Period for a Eurodollar-based Advance shall commence on the date such Eurodollar-based Advance is made or is converted from an Advance of another type pursuant to Section 6.3 hereof or on the last day of the immediately preceding Interest Period for such Eurodollar-based Advance, and shall end on the date one, two, or three months thereafter, as the Company may elect as set forth below, subject to the following:

              (i) no Interest Period shall extend beyond the Revolving Credit Maturity Date; and

              (ii) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless the next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month.

The Company shall elect the initial Interest Period applicable to a Eurodollar-based Advance by its Request for Advance given to the Bank pursuant to Section 2.3 or by its notice of conversion given to the Bank pursuant to Section 6.3, as the case may be. Provided that no Event of Default shall have occurred and be continuing, the Company may elect to continue an Advance as a Eurodollar-based Advance by giving irrevocable written, telephonic or telegraphic notice thereof to the Bank, not later than 11:00 a.m. (Detroit, Michigan time) on the last day of the then current Interest Period applicable to such Eurodollar-based Advance, specifying the duration of the succeeding Interest Period therefor. If the Bank does not receive timely notice of the election and the Interest Period elected by the Company, the Company shall be deemed to have elected to convert such Eurodollar-based Advance to a Prime-based Advance at the end of the then current Interest Period.

         6.3 Conversion of Advances. Provided that no Event of Default shall have occurred and be continuing, the Company may, on any Business Day, convert any outstanding Advance into an Advance of another type in the same aggregate principal amount, provided that any conversion of a Eurodollar-based Advance shall be made only on the last Business Day of the then current Interest Period applicable to such Advance. If the Company desires to convert an Advance, it shall give the Bank telephonic or telegraphic notice by 11:00 a.m. (Detroit, Michigan time) on the proposed date of conversion, specifying the date of such conversion, the Advances to be converted, the type of Advance elected and, if the conversion is into a Eurodollar-based Advance, the duration of the first Interest Period therefor.

         6.4 Prepayments. Company may prepay all or part of the outstanding balance of the Prime-based Advance(s) under the Revolving Credit Note at any time without premium or penalty. Upon three (3) Business Days prior notice to Bank, Company may prepay all or part of any Eurodollar-based Advance, provided that the amount of any such partial prepayment shall be at least $250,000 and the unpaid portion of such Advance which is refunded or converted under Section
6.3 shall be subject to the limitations of Section 2.3(c). Any prepayment of a Prime-based Advance or any prepayment of a Eurodollar-based Advance on the last day of the Interest Period therefor made in accordance with this Section shall be without premium, penalty or prejudice to Company's right to reborrow under the terms of this Agreement. Any other prepayment shall be subject to the provisions of Section 7.1 hereof.

         7. SPECIAL PROVISIONS, CHANGES IN CIRCUMSTANCES AND YIELD PROTECTION.

         7.1 If Company makes any payment of principal with respect to any Eurodollar-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Company fails to borrow any Eurodollar-based Advance after notice has been given by Company to Bank in accordance with the terms hereof requesting such Advance, or if Company fails to make any payment of principal or interest when due in respect of a Eurodollar-based Advance, Company shall reimburse Bank on demand for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Advance. Such amount payable by Company to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Eurodollar-based Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund any Eurodollar-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Bank shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

         7.2 For any Interest Period for which the Applicable Interest Rate is the Eurodollar-based Rate, if Bank shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying the relevant Advance on the books of such Eurodollar Lending Office.

         7.3 If with respect to any Interest Period Bank determines that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars in the applicable amounts are not being offered to the Bank for such Interest Period, then Bank shall forthwith give notice thereof to the Company. Thereafter, until Bank notifies Company that such circumstances no longer exist, the obligation of Bank to make Eurodollar-based Advances, and the right of Company to elect the Eurodollar-based Rate for any Advance, shall be suspended.

         7.4 If, after the date hereof, the introduction or implementation of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its Eurodollar Lending Office) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurodollar-based Rate, Bank shall forthwith give notice thereof to Company. Thereafter (a) the obligation of Bank to make Eurodollar-based Advances and the right of Company to elect the Eurodollar-based Rate for any Advance shall be suspended and thereafter Company may select as Applicable Interest Rates only those which remain available, and (b) if Bank may not lawfully continue to maintain an Advance at the Eurodollar-based Rate to the end of the then current Interest Period applicable thereto, the Prime-based Rate shall be the Applicable Interest Rate for the remainder of such Interest Period.

         7.5 If the adoption or implementation after the date hereof of, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

         (a) shall subject Bank (or its Eurodollar Lending Office) to any tax, duty or other charge with respect to any Advance or the Revolving Credit Note or shall change the basis of taxation of payments to Bank (or its Eurodollar Lending Office) of the principal of or interest on any Advance or the Revolving Credit Notes or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its Eurodollar Lending Office imposed by any jurisdiction in which Bank is organized or engaged in business); or

         (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its Eurodollar Lending Office) or shall impose on Bank (or its Eurodollar Lending Office) or the foreign exchange and interbank markets any other condition affecting any Advance or the Revolving Credit Note;

and the result of any of the foregoing is to increase the costs to Bank of maintaining any part of the Indebtedness or to reduce the amount of any sum received or receivable by

Bank under this Agreement or the Revolving Credit Note, by an amount deemed by the Bank to be material, then, within fifteen days after demand by Bank, Company agrees to pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be presumed to be correct save for manifest error.

         7.6 In the event that at any time after the date of this Agreement any change in law such as described in Section 7.5 hereof shall, in the opinion of Bank, require that the credit provided under this Agreement be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by Bank or any corporation controlling Bank and such change has or would have the effect of reducing the rate of return on Bank's or Bank's parent's capital or assets as a consequence of the Bank's obligations hereunder to a level below that which Bank or Bank's parent would have achieved but for such change, then Bank shall notify Company and demand compensation therefor and, within fifteen days after demand by Bank, Company agrees to pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A certificate of Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be presumed to be correct save for manifest error.

         8. CONDITIONS; SECURITY

         8.1 Company agrees to furnish Bank prior to the initial borrowing under this Agreement, in form and substance to be satisfactory to Bank, with (i) certified copies of resolutions of the Board of Directors of Company evidencing approval of the borrowings and transactions contemplated hereunder; (ii) a certificate of good standing from the states of Michigan and Delaware; (iii) an opinion of counsel to Company; and (iv) such other documents and instruments as Bank may reasonably require.

         8.2 Company reaffirms and ratifies all of its obligations to Bank under the Collateral Documents, and agrees that the Collateral Documents shall secure the Indebtedness in accordance with their terms.

         8.3 Concurrently with the execution of this Agreement, Company pays to Bank (a) a non-refundable loan extension fee in the amount of $10,000 and (b) a non-refundable loan origination fee in the amount of $25,000 (in connection with the $5,000,000 increase in availability).

         9. REPRESENTATIONS AND WARRANTIES

         Company represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

         9.1 Company and each Domestic Subsidiary is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its incorporation; Company and each Domestic Subsidiary is in good standing in each jurisdiction in which it is required to be qualified to do business; execution, delivery and performance of this Agreement and other documents and instruments required under this Agreement, and the issuance of the Revolving Credit Note by Company, are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement and other documents and instruments required under this Agreement and the Revolving Credit Note, when issued and delivered, will be valid and binding on the Company in accordance with their terms.

         9.2 The execution, delivery and performance of this Agreement and any other documents and instruments required under this Agreement, and the issuance of the Revolving Credit Note by Company, are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which Company is a party or by which it is bound.

         9.3 No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of Company is threatened against Company or any Domestic Subsidiary, the outcome of which could materially impair Company's or any Domestic Subsidiary's financial condition or the ability of Company or any Domestic Subsidiary to carry on its business.

         9.4 There are no security interests in, liens, mortgages, or other encumbrances on any of Company's or any Domestic Subsidiary's assets, except to Bank or as otherwise permitted by this Agreement.

         9.5 Neither Company nor any Domestic Subsidiary maintains or contributes to any employee pension benefit plan subject to title IV of the "Employee Retirement Income Security Act of 1974" (herein called "ERISA"), except those set forth in attached Schedule 9.5. Except as set forth on Schedule 9.5, there was no unfunded past service liability of any Pension Plan as of September 30, 2001, and there is no accumulated funding deficiency within the meaning of ERISA, or any existing material liability with respect to any pension plan owed to the Pension Benefit Guaranty Corporation ("PBGC") or any successor thereto, except any funding deficiency for which an application to the PBGC for waiver is pending or for which a waiver has been granted by the PBGC.

         9.6 The audited financial statements of PEI and its consolidated Subsidiaries dated December 31, 2000, previously furnished Bank, are complete and correct and fairly present the financial condition of PEI and its consolidated Subsidiaries in accordance with GAAP as of such date; the unaudited financial statements of PEI and its consolidated Subsidiaries dated June 30, 2001, previously furnished Bank, are complete and correct and, to the best of the knowledge of Company's officers, fairly present the financial condition of PEI and its consolidated Subsidiaries as of such date; since June 30, 2001 there has been no material adverse change in the financial condition of PEI and its Subsidiaries (taken as a whole); and to the best of the knowledge of Company's officers, neither Company nor any Subsidiary has any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in said balance sheets, and at the present time there are no material unrealized or anticipated losses from any present commitment of Company or any Subsidiary.

         9.7 Reserved.

         9.8 All tax returns and tax reports of Company and each Domestic Subsidiary required by law to have been filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Company or any Domestic Subsidiary (or any of its properties) which are due and payable have been paid. The charges, accruals and reserves on the books of Company and the Domestic Subsidiaries in respect of the Federal income tax for all periods are adequate in the opinion of Company.

         9.9 There are no Subsidiaries of PEI, except as set forth in attached
Schedule 9.9.

         9.10 Company and each Domestic Subsidiary are, in the conduct of their business, in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to any of them, the enforcement of which, if Company or any Domestic Subsidiary were not in compliance, would have a Material Adverse Effect on Company and the Domestic Subsidiaries (taken as a whole). Company and each Domestic Subsidiary have all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of their business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have can be cured without having a Material Adverse Effect on Company and the Domestic Subsidiaries (taken as a whole).

         9.11 Neither Company nor any Domestic Subsidiary is a party to any litigation or administrative proceeding, nor so far as is known by Company is any litigation or administrative proceeding threatened against Company or any Domestic Subsidiary, the outcome of which could have a Material Adverse Effect on Company and the Domestic Subsidiaries (taken as a whole) which in either case
(A) asserts or alleges that Company or any Domestic Subsidiary violated Environmental Laws, (B) asserts or alleges that Company or any Domestic Subsidiary is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, (C) asserts or alleges that Company or any Domestic Subsidiary is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by Company or any Domestic Subsidiary.

         9.12 Neither Company nor any Domestic Subsidiary is in violation of any Environmental Laws which would subject Company or any Domestic Subsidiary to damages, penalties, injunctive relief or cleanup costs under any applicable Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to applicable Environmental Laws by Company or any Domestic Subsidiary, except for such violations which are not likely to have a Material Adverse Effect on Company and the Domestic Subsidiaries (taken as a whole).

         9.13 Neither Company nor any Domestic Subsidiary is subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Laws which could have a Material Adverse Effect on Company and the Domestic Subsidiaries (taken as a whole) and to the best knowledge of the Company, neither Company nor any Domestic Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any applicable Environmental Laws, the result of which is likely to have a Material Adverse Effect on Company and the Domestic Subsidiaries (taken as a whole).

         9.14 Company and each Domestic Subsidiary has all permits, licenses and approvals required under applicable Environmental Laws.

         9.15 Neither Company nor any Domestic Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither Company nor any Domestic Subsidiary is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any of the loans hereunder will be used, directly or indirectly, for any purpose which would violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

         9.16 Company has good and valid title to the collateral covered by the Collateral Documents, subject only to Permitted Liens.

         10. AFFIRMATIVE COVENANTS

         Company covenants and agrees that it will, so long as Bank may make any Advance under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement:

         10.1     Furnish Bank:

         (a) within ninety (90) days after and as of the end of each fiscal year of PEI, detailed consolidated and consolidating financial statements of PEI and its consolidated Subsidiaries, audited and certified by independent certified public accountants satisfactory to Bank;

         (b) within thirty (30) days after and as of the end of each month other than December, and within sixty (60) days after the end of each December, a consolidated balance sheet and consolidated statement of profit and loss and surplus reconciliation of PEI and the Subsidiaries presented in the form previously submitted to Bank, certified by an authorized officer of Company as being correct and accurate to the best of his knowledge;

         (c) within twenty (20) days after and as of the end of each month, including the last month of each fiscal year, the monthly aging of Company's Accounts and accounts payable and an ineligible Accounts report and an inventory report;

         (d) during any Margin Reduction Period, within twenty (20) days after and as of the end of each month (and at such other times as Bank may request), a schedule identifying each Eligible Account as of the end of such month and any such schedule shall be accompanied, if so requested by Bank, by a true and correct copy of the invoices evidencing such Eligible Account and by evidence of shipment or performance;

         (e) at all times other than during a Margin Reduction Period, on or before Wednesday of each week and as of Friday of the preceding week (and at such other times as Bank may request), a schedule identifying each Eligible Account as of such Friday and any such schedule shall be accompanied, if so requested by Bank, by a true and correct copy of the invoices evidencing such Eligible Account and by evidence of shipment or performance;

         (f) within ninety (90) days after the beginning of each fiscal year of PEI, financial projections for PEI and the Subsidiaries (on a month by month basis) for such fiscal year;

         (g) such information as required by the terms and conditions of any security agreements referred to in this Agreement;

         (h) simultaneously with the delivery of any financial statements or reports, certificates, notices of default or other material correspondence to the holders of the Senior Debt, copies thereof; and

         (i) promptly, and in form to be satisfactory to Bank, such other information as Bank may reasonably request from time to time.

         10.2 Pay and discharge, and cause each Domestic Subsidiary to pay and discharge, all taxes and other governmental charges before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

         10.3 Maintain, and cause each Domestic Subsidiary to maintain, insurance coverage on their physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property hereafter mortgaged or pledged to Bank or property in which Bank shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Company (or the Domestic Subsidiary) and Bank (as mortgagee) as their respective interests may appear, all said policies or copies thereof, including all endorsements thereon and those required hereunder, to be deposited with Bank.

         10.4 Permit, and cause each Domestic Subsidiary to permit, Bank through its authorized attorneys, accountants and representatives, to examine Company's and each Domestic Subsidiary's books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of Bank, which shall include but shall not be limited to collateral audits of Company conducted by Bank or representatives of Bank, at Company's cost and expense (provided that so long as Company shall not be in default, Company shall be obligated to pay for no more than two (2) collateral audits of its North American operations per year).

         10.5 Promptly notify Bank of any Default or Event of Default, and promptly inform Bank of the existence or occurrence of any condition or event (other than conditions having an effect on the economy in general) which could have a material adverse effect upon Company's or any Subsidiary's financial condition.

         10.6 Maintain, and cause each Domestic Subsidiary to maintain, in good standing all licenses required by any state or any agency thereof, or other governmental authority that may be necessary or required for Company and the Domestic Subsidiaries to carry on their general business objects and purposes.

         10.7 Reserved.

         10.8 Comply, and cause each Domestic Subsidiary to comply, with all material requirements imposed by ERISA as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of any Pension Plan.

         10.9 Promptly notify Bank after the occurrence thereof in writing of any of the following events:

         (a) the termination of a Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise;

         (b) the appointment of a trustee by a United States District Court to administer a Pension Plan;

         (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto of any proceeding to terminate a Pension Plan;

         (d) the failure of a Pension Plan to satisfy the minimum funding requirements for any plan year as established in Section 412 of the Internal Revenue Code of 1954, as amended or any similar provision under the Internal Revenue Code of 1986, as amended;

         (e) the withdrawal of Company or any Domestic Subsidiary from a Pension Plan; or

         (f)      a reportable event, within the meaning of Title IV of ERISA.

         10.10 Furnish to the Bank concurrently with the delivery of each of the financial statements required by Section 10.1(a) and each financial statement required by Section 10.1(b) for the months of March, June, September and December, a statement prepared and certified by the chief financial officer of Company (or in his absence, a responsible senior officer of Company) (a) setting forth all computations necessary to show compliance by Company with the financial covenants contained in Sections 10.11 10.12 hereof, (b) stating that as of the date thereof, no Default or Event of Default hereunder has occurred and is continuing, or if any such event or condition has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action taken with respect thereto taken or contemplated to be taken by Company and (c) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination sufficient to assure that such certificate is accurate.

         10.11 Maintain, as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1 to 1.

         10.12 Maintain, as of the last day of each fiscal quarter, a Funded Debt Ratio of not more than 7 to 1 until (and including) the quarter ending on September 30, 2002, and 6.5 to 1 thereafter.

         10.13 Except as otherwise agreed by Bank in writing, maintain, and cause the Domestic Subsidiaries to maintain, all cash collection and general disbursement accounts with Bank, other than the existing disbursement accounts with NBD Bank/Toronto.

         10.14 Comply, and cause each Domestic Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders of any governmental authority (such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property), except to the extent that compliance with any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or such Domestic Subsidiary.

         10.15 Pay and discharge, and cause each Domestic Subsidiary to pay and discharge, all contractual obligations calling for the payment of money (other than trade payables incurred in the ordinary course of business) before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

         10.16 In the event that, at any time while this Agreement is in effect, Company shall issue any indebtedness for borrowed money which is not by its terms subordinate and junior to the Indebtedness and such indebtedness shall include, or be issued pursuant to a trust indenture or other agreement which includes, financial covenants which are not substantially identical to the financial covenants set forth in this Agreement, or in the event Company desires to amend the Senior Debt Documents to revise any financial covenants or to add any new financial covenants, Company shall so advise Bank in writing. Such notice shall be accompanied by a copy of the applicable agreement containing such financial covenants. If Bank determines in its sole discretion that some or all of the financial covenants set forth in such agreement are more favorable to the lender thereunder than the financial covenants set forth in this Agreement ("More Favorable Terms") and that Bank desires that this Agreement be amended to incorporate the More Favorable Terms, then Bank shall give written notice of such determination to Company. Thereupon, and in any event within thirty (30) days following the date of notice by Bank to Company, Company and Bank shall enter into an amendment to this Agreement incorporating, on terms and conditions acceptable to Bank, the More Favorable Terms.

         11. NEGATIVE COVENANTS

         Company covenants and agrees that, so long as Bank may make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement, it will not, and it will not permit any of the Domestic Subsidiaries to, without the prior written consent of Bank:

         11.1 Purchase, acquire or redeem any of its capital stock or other securities or make any material change in its capital structure or general business objectives or purpose, except that Company may redeem stock options, or capital stock issued as a result of the exercise of such options, or capital stock purchased by Company's management, in an amount not to exceed $1,000,000 in any fiscal year if no Event of Default has occurred and is then continuing, either before or as a result of such redemption.

         11.2 Enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any material part of its assets, except in the ordinary course of its business.

         11.3 Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except by endorsement for deposit in the ordinary course of business and guaranties in favor of Bank and except for guaranties incurred while no Default or Event of Default has occurred and is then continuing of liabilities not to exceed $1,000,000 in the aggregate at any time.

         11.4 Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

         (a)      indebtedness to Bank;

         (b) current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of Company's or any Domestic Subsidiary's business; and

         (c) Senior Debt, and any renewals, refundings or refinancings thereof in amounts not exceeding the original Senior Debt less all permitted prepayments thereof;

         (d) other indebtedness incurred while no Default or Event of Default has occurred and is continuing, not to exceed $1,000,000 in the aggregate at any time; and

         (e)      indebtedness described in attached Schedule 11.4.

         11.5 Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate an expansion of present business by acquisition, other than any acquisition of a domestic (U.S.) Person in which the sum of the total consideration paid by Company and the Domestic Subsidiaries (including cash paid, indebtedness assumed and all other consideration), plus the total consideration paid in connection with all other acquisitions consummated during the same fiscal year, does not exceed $1,000,000.

         11.6 Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person, except (a) Company's existing investment in the Subsidiaries (including (i) investments in equity stock of Auto Ignition, Ltd. in India, not to exceed $730,000 and (ii) technology contributions and cash investments in stock of Prestolite China in amounts which do not exceed $2,600,000 in the aggregate), (b) investments in the stock of MOSAL in connection with Company's contemplated closing of the MOSAL Transaction, and (c) other investments made while no Default or Event of Default has occurred and is continuing, not to exceed $2,000,000 in the aggregate at any time; provided, however, that Company shall not invest more than $1,000,000 in any Person (directly or indirectly). Transactions expressly permitted by the provisions of Sections 11.5 and 11.10 shall be excluded in determining Company's compliance with the investment limitations in this Section 11.6.

         11.7 Affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or encumbrance thereon, except:

         (a)      to Bank; and

         (b)      the Permitted Liens.

         11.8 Sell, assign, transfer or confer a security interest in any account, contract, note, trade acceptance or other receivable, except to Bank.

         11.9 Enter into, maintain, or make contribution to, directly or indirectly, any employee pension plan that is subject to Title IV of ERISA, except the Pension Plans.

         11.10 Make loans, advances of credit or extensions of credit to any of its Affiliates or to its officers, directors or shareholders or any member of their immediate families or any entity controlled by any of the foregoing or to any other Person, except for (a) sales on open account or in the ordinary course of business, (b) advances to employees in an amount not exceeding $100,000 at any time outstanding (provided that loans made to employees of Company with respect to their purchase of equity interests of PEI shall not be considered loans within the meaning of this Section 11.10 if such loans are accounted for in a manner consistent with the accounting treatment of such loans in PEI's Consolidated financial statements for the year ended December 31, 1997), (c) loans or advances made pursuant to and included under Section 11.6, (d) loans or advances to Prostolite Indiel Argentina S.A. to refinance any of its existing debt, and (e) loans or advances to Subsidiaries made after September 29, 2001 while no Default or Event of Default is then continuing, not to exceed $4,000,000 in the aggregate at any time outstanding.

         11.11 Declare or pay any dividends or make any other distribution upon its shares of capital stock, except (a) dividends payable in the capital stock of Company, and (b) dividends by Subsidiaries to Company.

         11.12 Make any Capital Expenditure during any fiscal year if, after giving effect thereto, the aggregate amount of all Capital Expenditures made by PEI and its Subsidiaries during such calendar year would exceed $15,000,000.

         11.13 Pay any management, consulting or similar fees to Genstar Capital Corporation or Genstar Investment Corporation or any of their Affiliates during any fiscal year if, after giving effect thereto, the aggregate amount of such payments during such calendar year would exceed the greater of $900,000 or three-tenths of one percent (0.3%) of PEI's Consolidated net sales for the preceding fiscal year.

         11.14 Enter into any transaction with any of its stockholders or officers, or its or their Affiliates, except in the ordinary course of business and on terms not materially less favorable than would be usual and customary in similar transactions between Persons dealing at arm's length, and except as permitted by Section 11.13 and Section 11.10(b).

         11.15 Enter into or become subject to any agreement (other than loan documents evidencing or otherwise related to the Senior Debt) (i) prohibiting the guaranteeing by Company or any Subsidiary of any obligations, (ii) prohibiting the creation or assumption of any lien or encumbrance upon the properties or assets of Company or any Subsidiary, whether now owned or hereafter acquired, or (iii) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

         11.16 Except for Permitted Prepayments, prepay, purchase, redeem or defease any debt for money borrowed, excluding, subject to the terms hereof, the Indebtedness.

         11.17 Amend, modify or otherwise alter (or suffer to be amended, modified or altered) or waive (or permit to be waived) in any material respect, any documents or instruments evidencing or otherwise related to Senior Debt so as to shorten the original maturity date or amortization thereof or increase the interest rate applicable thereto, or amend, modify or otherwise alter (or suffer to be amended, modified or altered) any documents or instruments evidencing or otherwise related to Senior Debt to limit the maximum amount of the Indebtedness to an amount less than the amount permitted by the Senior Debt Documents as in effect on the date hereof or to include any covenants or other provisions, that require, for the amendment of any term or provision of this Agreement, or the waiver of any term or provision hereof, the approval or consent of any other creditor of Company or any Subsidiary; provided, however, that any increase in the interest rate applicable to the Senior Debt (not in excess of 0.5% per annum) as a result of the failure to file or lack of effectiveness of the Shelf Registration Statement or the Exchange Offer Registration Statement described in the Offering Circular shall not be a violation of this Section 11.17.

         12. ENVIRONMENTAL PROVISIONS

         12.1 Company shall comply, and cause the Domestic Subsidiaries to comply, in all material respects with all applicable Environmental Laws.

         12.2 Company shall provide to Bank, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by Company or any Domestic Subsidiary in respect of a cleanup, removal, remedial action, or other response by or on the part of Company or any Domestic Subsidiary under applicable Environmental Laws or which seeks damages or civil, criminal or punitive penalties from Company or any Domestic Subsidiary for an alleged violation of Environmental Laws; provided, however, that no such copies shall be required to be delivered unless it reasonably appears that the matter may result in a Material Adverse Effect on Company and the Domestic Subsidiaries (taken as a whole).

         12.3 Company shall promptly notify Bank in writing as soon as Company becomes aware of the occurrence or existence of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

         12.4 In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement incomplete or inaccurate in any material respect as of any date, Company shall, at the request of Bank (but only in cases in which Bank reasonably believes there may be a Material Adverse Effect on Company and the Domestic Subsidiaries (taken as a whole)), at its sole expense, retain an environmental professional consultant, reasonably acceptable to Bank, to conduct a thorough and complete investigation regarding the changed condition and/or circumstance and any environmental concerns arising from that changed condition and/or circumstance. A copy of the environmental consultant's report will be promptly delivered to both Bank and Company upon completion.

         12.5 At any time Company or any Domestic Subsidiary, directly or indirectly through any professional consultant or other representative, determines to undertake an environmental audit, assessment or investigation, Company shall promptly provide Bank with written notice of the initiation of the environmental audit, fully describing the purpose and intended scope of the environmental audit. Upon receipt, Company will promptly provide to Bank copies of all final findings and conclusions of any such environmental investigation.

         12.6 Company hereby indemnifies, saves and holds Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including but not limited to reasonable investigation, environmental audit(s), and legal expenses) arising out of any claim, loss or damage of any property, injuries to or death of persons, contamination of or adverse affects on the environment, or any violation of any applicable Environmental Laws, caused by or in any way related to any property owned or operated by Company or any Subsidiary, or due to any acts of Company or any Subsidiary or such person's, officers, directors, shareholders, employees, consultants and/or representatives; provided, however, that the foregoing indemnification shall not be applicable when arising from events or conditions occurring while the Bank is in sole possession (subject to the rights of any creditors of Company) of such property. In no event shall Company be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses arising from any act of gross negligence of Bank, or its agents or employees.

         It is expressly understood and agreed that the indemnifications granted herein are intended to protect Bank, its past, present and future officers, directors, shareholders, employees, consultants and representatives from any claims that may arise by reason of the security interest, liens and/or mortgages granted to Bank, or under any other document or agreement given to secure repayment of any indebtedness from Company, whether or not such claims arise before or after Bank has foreclosed upon and/or otherwise become the owner of any such property. All obligations of indemnity as provided hereunder shall be secured by the Collateral Documents until payment in full of all indebtedness of Company to Bank, unless there is a then known violation of the Environmental Laws and Bank has asserted in writing a claim for indemnification from Company, in which event the same shall continue until the violation is remediated.

         It is expressly agreed and understood that the provisions hereof shall and are intended to be continuing and shall survive the repayment of any indebtedness from Company to Bank.

         12.7 Company and the Domestic Subsidiaries shall maintain all permits, licenses and approvals required under applicable Environmental Laws.

         13. EVENTS OF DEFAULT

         13.1 Upon non-payment of any installment of the principal or interest on the Note when due in accordance with the terms thereof, or upon non-payment of any other outstanding Indebtedness when due in accordance with the terms thereof, and continuance in either case of such non-payment for five (5) days or more, the Note may at Bank's option become immediately due and payable, and thereafter Bank's commitment to make further Advances and to issue additional Letters of Credit under this Agreement shall automatically terminate.

         13.2     Upon occurrence of any of the following events of default:

         (a) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Sections 2.4, 10.2, 10.3, 10.4, 10.5, 10.9, 10.11, 10.12, 11
                  or 12 herein;

         (b) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Sections 10.1 or 10.10, and continuance thereof for five (5) Business Days after written notice to Company by Bank;

         (c) default in the observance or performance of any of the other conditions, covenants or agreements of Company herein set forth, and continuance thereof for thirty (30) days after written notice to Company by Bank;

         (d) any material representation or warranty made by Company herein or in any instrument submitted pursuant hereto proves untrue in any material respect when made or deemed made;

         (e) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in any collateral document of security which may be given to secure the indebtedness hereunder or in any other collateral document related to or connected with this Agreement or the indebtedness hereunder and lapse of any applicable notice or cure period;

         (f) default in the payment of any other obligation of Company or any Subsidiary for borrowed money in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000), or in the observance or performance of any conditions, covenants or agreements related or given with respect thereto, and lapse of any applicable notice, grace or cure period;

         (g) judgment(s) for the payment of money in excess of the sum of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered against Company or any Subsidiary and any such judgment(s) shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days from the date of its entry and such judgment is not covered by insurance from a solvent insurer who is defending such action without reservation of rights;

         (h) the occurrence of any "reportable event", as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of Company or any Subsidiary for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and such reportable event is not corrected and such determination is not revoked within thirty (30) days after notice thereof has been given to the plan administrator or Company; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan;

         (i) if there shall be any change for any reason whatsoever in the ownership of Company or any Subsidiary which shall in the reasonable judgment of Bank adversely affect future prospects for the successful operation of Company or any Subsidiary;

         (j) if PEI shall revoke its Guaranty or disavow any of its obligations thereunder;

         (k) if Company shall, or become obligated to, redeem, repurchase or prepay any Senior Debt as a result of or in connection with an actual or proposed change in control of Company, PEI or any Subsidiary;

then, or at any time thereafter, unless such default is remedied, Bank may give notice to Company declaring all outstanding indebtedness hereunder and under the Note to be due and payable, whereupon all indebtedness then outstanding hereunder and under the Note shall immediately become due and payable without further notice or demand, and Bank shall not be obligated to make any further Advances or issue any Letter of Credit hereunder.

         13.3 If a creditors' committee shall have been appointed for the business of Company or any Subsidiary; or if Company or any Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company or a Subsidiary, as applicable) and such receiver, trustee or custodian so appointed shall not have been discharged within sixty (60) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within sixty (60) days from its entry, approving any petition for reorganization of Company or any Subsidiary; then the Note and all indebtedness then outstanding hereunder shall automatically become immediately due and payable, and Bank shall not be obligated to make any further Advances or issue any Letters of Credit under this Agreement.

         13.4 Upon the occurrence of an Event of Default, unless all of the Indebtedness is then immediately fully paid, Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the Collateral Documents, or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the collateral and to set off against the Indebtedness any amount owing by Bank to Company and/or any property of Company in possession of Bank. Company agrees, upon request of Bank, to assemble the collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Company.

         13.5 All of the Indebtedness shall constitute one loan secured by Bank's security interest in the collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from Company to Bank. Upon the occurrence of an Event of Default, Bank may in its sole discretion apply the collateral to any portion of the Indebtedness. The proceeds of any such sale or other disposition of the Collateral authorized by this Agreement shall be applied by Bank, first upon all expenses authorized by the Michigan Uniform Commercial Code (or other applicable law) or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to Company or to such other Person or Persons as may be entitled thereto under applicable law. Company shall remain liable for any deficiency, which Company shall pay to Bank immediately upon demand.

         13.6 The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Company.

         13.7 Upon the occurrence of any Event of Default, Company shall immediately upon demand by Bank deposit with Bank cash collateral in the amount equal to the maximum amount available to be drawn at any time under any Letter of Credit then outstanding.

         14. MISCELLANEOUS

         14.1 This Agreement shall be binding upon and shall inure to the benefit of Company and Bank and their respective successors and assigns, except that the credit provided for under this Agreement and no part thereof and no obligation of Bank hereunder shall be assignable or otherwise transferable by Company.

         14.2 Company shall pay all closing costs and expenses, including, by way of description and not limitation, reasonable outside attorney fees, audit and appraisal fees, lien search fees, approval fees and title policy fees incurred by Bank in connection with the commitment, consummation and closing of this Agreement. All of said amounts required to be paid by Company may, at Bank's option, be charged by Bank as an advance against the proceeds of the Revolving Credit Note. All costs, including reasonable attorney fees incurred by Bank in protecting or enforcing any of its or any of the Bank's rights against Company or any Guarantor or any collateral or in defending Bank from any claims or liabilities by any party or otherwise incurred by Bank in connection with an event of default or the enforcement of this Agreement or the related documents, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Bank which would not have been asserted were it not for Bank's relationship with Company hereunder, shall also be paid by Company.

         14.3 Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP unless otherwise agreed to by Company and Bank.

         14.4 No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

         14.5 All notices with respect to this Agreement shall be deemed to be completed upon mailing by certified mail to the following or to such other address as may be designated by Company or Bank in a notice that complies as to delivery with the terms of this Section 14.5:

                  To Company:
                  2100 Commonwealth Boulevard
                  Suite 300
                  Ann Arbor, Michigan 48105
                  Attention: Chief Financial Officer

                  To Bank:

                  One Detroit Center
                  500 Woodward Avenue
                  Mail Code 3259
                  Detroit, Michigan 48226
                  Attention: Comerica Business Credit--S.E. Michigan

         14.6 This Agreement and the other Loan Documents have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         14.7 No amendments or waiver of any provisions of this Agreement nor consent to any departure by Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Agreement shall affect any other provision of this Agreement.

         14.8 All sums payable by Company to Bank under this Agreement or the other documents contemplated hereby shall be paid directly to Bank at its principal office set forth in Section 14.5 hereof in immediately available United States funds, without set off, deduction or counterclaim. Bank may charge any and all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of Company with Bank for all or a part of any Indebtedness then due; provided, however, that this authorization shall not affect Company's obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due.

         14.9 Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by Bank at the address designated for such payment, whether or not Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. Company expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of an Event of Default. Company waives the right to direct the application of any and all payments at any time or times hereafter received by Bank from or on behalf of Company. Company agrees that Bank shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Indebtedness in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. Company expressly agrees that to the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Bank, to the extent that Bank did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by Bank.

         14.10 In the event Company's obligation to pay interest on the principal balance of any of the Notes is or becomes in excess of the maximum interest rate which Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

         14.11 This Agreement shall become effective upon the execution hereof by Bank and Company.

         14.12 This Agreement constitutes an amendment and restatement of the Prior Credit Agreement, which is fully superceded and amended and restated in its entirety hereby; provided, however, that the Indebtedness governed by the Prior Credit Agreement shall remain outstanding and in full force and effect and provided further that this Agreement does not constitute a novation of such Indebtedness.

         14.13 COMPANY AND BANK HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS AT ANY TIME IN WHICH COMPANY AND BANK ARE PARTIES ARISING OUT OF THIS AGREEMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY.

         WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK                                                         PRESTOLITE
                                                           ELECTRIC INCORPORATED

By:                                         By:
   ----------------------------------------    --------------------------------

Its:                                        Its:
    ----------------------------------------    -------------------------------

                                            By:
                                               --------------------------------

                                            Its:
                                                -------------------------------

                              CONSENT OF GUARANTOR




         The undersigned Guarantor hereby consents to the execution and delivery by Company of the attached Credit Agreement and reaffirms and ratifies all of its obligations to the Bank under or in respect of the Guaranty.



                                            PRESTOLITE ELECTRIC HOLDING, INC.



                                            By:
                                               --------------------------------

                                            Its:
                                                -------------------------------

                                            By:
                                               --------------------------------

                                            Its:
                                                -------------------------------

                                LIST OF SCHEDULES



           Schedule 9.5 -    Pension Plans

           Schedule 9.9 -    Subsidiaries

           Schedule 9.4 -    Permitted Debt

           Schedule 9.7 -    Permitted Liens

           Schedule 9.9 -    Subsidiaries



                         LIST OF EXHIBITS


           Exhibit A -       Revolving Credit Note

           Exhibit B -       Request for Advance

           Exhibit C -       Notice of Election of Margin Reduction Option

           Exhibit D -       Notice of Revocation of Margin Reduction Option

                                  SCHEDULE 9.4

                                 PERMITTED DEBT

1. Capital Leases. Capital Leases as allowed under the definition of Capital Expenditures for fixed assets, real property or equipment which in accordance with GAAP are to be capitalized and shown as liabilities on the balance sheet. Current Leases outstanding as of September 29, 2001 are as follows:

         (a)      Equipment Leases.

                  Lathe and Turning Center at Arcade - Lessor: Bank One

         (b)      Real Property Leases.

                  Arcade, New York - Agency Lease Agreement dated February 28, 1994 with Wyoming County Industrial Development Agency.

                  Ann Arbor, Michigan - Lease Agreement dated September 3, 1993 with First Properties Associates Limited Partnership (administrative offices). This facility has been subleased to Unigraphics Solutions, Inc.

                  Ann Arbor, Michigan - Lease Agreement dated March 8, 1994 with Green Road Associates Limited Partnership (research and development).

                  Dearborn Heights, Michigan - Lease with Raymond and Larry
                  Boes.

                  Florence, Kentucky - Lease Agreement dated June 28, 1996 with Duke Realty Limited Partnership.

                  Garfield, New Jersey - Lease Agreement dated January 13, 1999 with Robert J. DeBello. The lease contemplated relocation of the operation from a facility owned by the landlord in Saddle Brook, New Jersey to another facility owned by the landlord in Garfield, New Jersey.

2.       Other.

         (a) Indebtedness related to deferred compensation agreements with certain executive employees.

         (b) Promissory Note to the Wyoming County Industrial Development Agency dated February 28, 1994 for the sum of One Hundred Eighty-Five Thousand and No/100 Dollars ($185,000.00) payable as follows: Ninety-Six (96) monthly installments commencing April 1, 1994.

         (c) The New York State Urban Development Corporation infrastructure loan in the amount of $72,704 for the Improvements to the Arcade facility.

         (d) Annual or periodic financing arrangements required for the financing of insurance premiums.

         (e)      Loans or advances permitted by Section 11.10.

         (f) Guaranty Agreement dated May 22, 2001 with respect to the obligations of Thermal Arc, Inc. under a Lease Agreement dated May 22, 2001 with MV Limited One LLC for 105,550 square feet in the Troy, Ohio facility. (As part of the AMETEK Transaction, Company's 1996 and 1997 leases were terminated, AMETEK entered into its own direct lease with the landlord for its space, and Thermal Arc, Inc. entered into its own direct lease with the landlord for its space. Company was required by the landlord to guaranty the Thermal Arc lease - in essence, the form of Company's exposure regarding Thermal Arc was changed from landlord/tenant to Guarantor, but the extent of the exposure remained the same.)

         (g) Transition, indemnification and other obligations of Company to AMETEK arising in connection with that certain asset purchase agreement dated as of August 4, 2000 between Company and AMETEK.

                                  SCHEDULE 9.5

                                  PENSION PLANS

PLAN            EIN NO.           PLAN NAME
----            -------           ---------
001             94-3142032        Prestolite Incorporated Retirement Savings Plan for
                                  Non-Union Employees (data as of 12/31/2000)


                                  Active Participants                                          507

                                  Net Trust Assets as of 12/31/2000                            $35,600,977

                                  Retired or separated receiving benefits                      1

                                  Retired or separated entitled to future benefits             105

                                  Deceased whose beneficiaries are receiving or are entitled   4
                                  to receive benefits

                                  Participants with account balances                           578

                                  Participants terminated during the plan year
                                  with accrued benefits less than 100% vested                  11



007             94-3143032        Prestolite Electric Incorporated Pension Plan for Union
                                  Employees



                                  No. Participants

                                  Active                                                       -

                                  Retirees/Beneficiaries                                       216

                                  Vested Terminations                                          333



Note: Effective December 31, 1998, the Cleveland Plan (No. 006), the Gainesville Plan (No. 008), and the OPEIU Plan (No. 003) were merged into one plan, the Cleveland Kelley Plan (No. 007) and the plan was renamed The Prestolite Electric Incorporated Pension Plan for Union Employees.

                Projected         Assets as Market Value                                       Excess of Assets
                Benefit           ----------------------                                       over Projected
                Obligation                                                                     Benefit Obligation
                ----------                                                                     ------------------
1-Jan-01        2,808,801         3,020,724                                                    211,923

Note: Data from Actuarial Valuation as of 1-January-2001


                                  SCHEDULE 9.7

                                      LIENS


1.       Leases as described in Schedule 7.4

2.       The following described Uniform Commercial Code lease filings:

A.       Michigan Secretary of State


======================================== ===================================== =====================================
         Secured Party/Lessor                       Filing Number                        Covered Property
---------------------------------------- ------------------------------------- -------------------------------------
           Banc One Leasing                            D670099                          Specific Equipment
---------------------------------------- ------------------------------------- -------------------------------------

           Banc One Leasing                            D769960                          Specific Equipment
======================================== ===================================== =====================================


B.       Cuyahoga County, Ohio

=============================================== ============================== =====================================
           Secured Party/Lessor                         Filing Number                    Covered Property
----------------------------------------------- ------------------------------ -------------------------------------
Forsythe/McArthur Associates, Inc.              1213966 and 1351150            Computer, data processing and other
                                                                               equipment referred to in Master
                                                                               Lease

----------------------------------------------- ------------------------------ -------------------------------------

NBD Bank assignee of NBD Equipment Finance,     1306646                        Computer Equipment
Inc.
=============================================== ============================== =====================================

C.       Ohio Secretary of State

=============================================== ============================== =====================================
           Secured Party/Lessor                         Filing Number                    Covered Property
----------------------------------------------- ------------------------------ -------------------------------------
A T & T Credit Corp.                            AK86479                        A T & T System 75 /Merlin Legend
----------------------------------------------- ------------------------------ -------------------------------------

Forsythe/McArthur Associates, Inc.              AH14387 and 8089601709         Computer, data processing and other
                                                                               equipment referred to in Master
                                                                               Lease
----------------------------------------------- ------------------------------ -------------------------------------

NBD Bank, N.A., assignee of                     AL67983                        Computer Equipment
NBD Equipment Finance, Inc.
=============================================== ============================== =====================================


D.       Alabama Secretary of State

=============================================== ============================== =====================================
           Secured Party/Lessor                         Filing Number                    Covered Property
----------------------------------------------- ------------------------------ -------------------------------------
Forsythe/McArthur Associates, Inc.              9200597                        Computer equipment
----------------------------------------------- ------------------------------ -------------------------------------

Fullerton Metals Co.                            9312739                        Stainless steel
=============================================== ============================== =====================================

Ervin Leasing Company                           B 94-33855                     2 CNC Machines
=============================================== ============================== =====================================

NBD Bank                                        B 94-45232                     Computer Equipment
=============================================== ============================== =====================================

NBD Equipment Finance                           B 95-16620                     Forklift
=============================================== ============================== =====================================

Comerica Leasing Corp.                          B 95-29132                     Telephone System
=============================================== ============================== =====================================

LCA Division of Associates Commercial Corp.     B 96-32296                     2 Air Compressors
=============================================== ============================== =====================================


E.       New York Department of State

============================================= ============================ =========================================
          Secured Party/Lessor                       Filing Number                    Covered Property
--------------------------------------------- ---------------------------- -----------------------------------------
Forsythe McArthur Associates, Inc.            010412 and 157495            Computer Equipment
--------------------------------------------- ---------------------------- -----------------------------------------

U.S. Bancorp Leasing & Financial              219228 and 007056            Tooling Equipment
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    057661                       Forklift, Battery & Charger
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    057662                       Forklift
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    057663                       Forklift Truck, Battery & Charger
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    057667                       Forklift, Battery & Charger
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    057669                       Forklift, Battery & Charger
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    057672                       Forklift, Battery & Charger
============================================= ============================ =========================================

Clarklift of Buffalo, Inc.                    057674                       Forklift, Battery & Charger
--------------------------------------------- ---------------------------- -----------------------------------------

NBD Bank, N.A., assignee of NBD Equipment     241495                       Computer Equipment
Finance, Inc.
--------------------------------------------- ---------------------------- -----------------------------------------

Xerox Corporation                             118636                       Photocopier
============================================= ============================ =========================================

F.       Boone County, Kentucky

============================================= ============================ =========================================
          Secured Party/Lessor                       Filing Number                    Covered Property
--------------------------------------------- ---------------------------- -----------------------------------------
Forsythe McArthur Associates, Inc..           187970                       Computer equipment
--------------------------------------------- ---------------------------- -----------------------------------------

Scot Leasing Co.                              209329                       Scale and computer equipment
--------------------------------------------- ---------------------------- -----------------------------------------

Pitney Bowes Credit Corp.                     213757                       Office equipment
--------------------------------------------- ---------------------------- -----------------------------------------

NBD Bank, N.A., assignee of NBD Equipment     221976                       Computer Equipment
Finance, Inc.
--------------------------------------------- ---------------------------- -----------------------------------------

NBD Equipment Finance                         229287                       Duplicator, Controller, Cabinet,
                                                                           Feeder, Module and Interface Kit
============================================= ============================ =========================================

G.       Wagoner County, Oklahoma

============================================= ============================ =========================================
          Secured Party/Lessor                       Filing Number                    Covered Property
--------------------------------------------- ---------------------------- -----------------------------------------
El Camino Resources, Ltd.                     649                          IBM Controller
--------------------------------------------- ---------------------------- -----------------------------------------

Salem Group, Inc.                             149                          IBM Controller
============================================= ============================ =========================================


H.       Kentucky Secretary of State

============================================= ============================ =========================================
          Secured Party/Lessor                       Filing Number                    Covered Property
--------------------------------------------- ---------------------------- -----------------------------------------
Forsythe/McArthur Associates, Inc.            130814                       Computer Equipment
============================================= ============================ =========================================


I.       Wyoming County, New York

============================================= ============================ =========================================
          Secured Party/Lessor                       Filing Number                    Covered Property
--------------------------------------------- ---------------------------- -----------------------------------------
U. S. Bancorp Leasing & Financial             931363                       Tooling Equipment
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    96301                        Forklift, Battery & Charger
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    96302                        Forklift
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    96303                        Forklift, Battery & Charger
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    96304                        Forklift, Battery & Charger
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    96305                        Forklift, Battery & Charger
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    96306                        Forklift, Battery & Charger
--------------------------------------------- ---------------------------- -----------------------------------------

Clarklift of Buffalo, Inc.                    96307                        Forklift, Battery & Charger
--------------------------------------------- ---------------------------- -----------------------------------------

Xerox Corporation                             97651                        Photocopier
============================================= ============================ =========================================

                                  SCHEDULE 9.9



                               See Attached Chart

                                   EXHIBIT "A"

                              REVOLVING CREDIT NOTE


                                                               Detroit, Michigan
$10,000,000                                                     October __, 2001



         On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Prestolite Electric Incorporated, a Delaware corporation (herein called "Company") promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank") at its Main Office at 500 Woodward Avenue, Detroit, Michigan 48226, in lawful money of the United States of America the indebtedness or so much of the sum of Ten Million Dollars ($10,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Second Amended and Restated Credit Agreement dated as of October 31, 2001, made by and between Company and Bank (herein called "Agreement"), together with interest thereon as hereinafter set forth.

         Each of the Advances hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

         This Note is a note under which advances, repayments and readvances may be made from time to time, subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

         Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon. Any transferees of, or endorser, guarantor or surety paying this
Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

         All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.


                                            PRESTOLITE ELECTRIC INCORPORATED

                                            By:
                                               --------------------------------

                                            Its:
                                                -------------------------------

                                            By:
                                               --------------------------------

                                            Its:
                                                -------------------------------

                                   EXHIBIT "B"

                               REQUEST FOR ADVANCE


         Pursuant to the Second Amended and Restated Credit Agreement dated as of October 31, 2001 (herein called "Agreement"), the undersigned hereby requests
COMERICA BANK ("Bank") to make a(an)           (1) Advance to the undersigned on
, 200  , in the amount of TEN MILLION DOLLARS, ($        ) under the $10,000,000
Revolving Credit Note dated October 31, 2001 issued by the undersigned to Bank (herein called "Note"). The Interest Period for the requested Advance, if
applicable, shall be           (2). The last day of the Interest Period for the
amounts being converted or refunded hereunder, if applicable, is        , 200  .

         The undersigned certifies that no event has occurred or condition exists which constitutes, or with the passage of time and/or giving of notice would constitute, a default under the Agreement or the Note, and none will exist upon the making of the Advance requested hereunder. The undersigned further certifies that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Note will not exceed the face amount thereof or any advance formula applicable to Advances under such Note. If the amount advanced to the undersigned under the Note shall at any time exceed the face amount thereof or any advance formula applicable to Advances under such Note, the undersigned will pay such excess amount on demand.

         The undersigned hereby authorizes said Bank to disburse the proceeds of this Request for Advance by crediting the account of the undersigned with Bank separately designated by the undersigned or as the undersigned may otherwise direct, unless this Request for Advance is being submitted for a conversion or refunding, in which case it shall refund or convert that portion stated above of the existing outstandings under the Note.

         Dated this _____ day of _______________, 200___.

                                            PRESTOLITE ELECTRIC INCORPORATED

                                            By:
                                               --------------------------------

                                            Its:
                                                -------------------------------


--------
     (1) Insert, as applicable, "Eurodollar-based", or "Prime-based".

     (2) For a Eurodollar-based Advance insert, as applicable, "1, 2, or 3 months".

                                   EXHIBIT "C"

                  NOTICE OF ELECTION OF MARGIN REDUCTION OPTION


To:      Comerica Bank

         Pursuant to Section 3.1(a) of the Credit Agreement dated as of October 31, 2001, between the undersigned and the Bank, the undersigned hereby elects the Margin Reduction Option as provided therein. The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing as of the date hereof.

         Dated this _____ day of _______________, 200__.


                                            PRESTOLITE ELECTRIC INCORPORATED

                                            By:
                                               --------------------------------

                                            Its:
                                                -------------------------------

                                   EXHIBIT "D"

                 NOTICE OF REVOCATION OF MARGIN REDUCTION OPTION


To:      Comerica Bank

         Pursuant to Section 3.1(b) of the Second Amended and Restated Credit Agreement dated as of October 31, 2001 between the undersigned and the Bank, the undersigned hereby revokes the Notice of Election of Margin Reduction Option dated _________, 200___, delivered by the undersigned to the Bank.

         Dated this _____ day of _______________, 200___.


                                            PRESTOLITE ELECTRIC INCORPORATED

                                            By:
                                               --------------------------------

                                            Its:
                                                -------------------------------


                                     Page 2